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                                  AMENDMENT TO

                           ANALYSIS & TECHNOLOGY, INC.
                           SAVINGS AND INVESTMENT PLAN


WHEREAS, Analysis & Technology, Inc. (the "Employer") heretofore adopted the Analysis & Technology, Inc. Savings and Investment Plan (the "Plan"); and

WHEREAS, the Employer reserved the right to amend the Plan; and

WHEREAS, the Employer desires to amend the Plan;

NOW, THEREFORE, the Plan is hereby amended, effective, except as otherwise specifically provided, as of October 1, 1996, as follows:


1. Section 2.1 of the Plan shall be amended by adding the following paragraph to the conclusion of said Section:

         Any Participant who was formerly employed by Vector Research Company, Inc., and who transferred employment to the Sponsoring Employer in connection with the Sponsoring Employer's acquisition of such company, shall be credited with any prior "Years of Service" completed under the Vector Research Company, Inc. Profit Sharing and/or Pension Plans.

2. Section 3.1 of the Plan shall be amended to read in its entirety as follows:

         3.1 PARTICIPATION. All Employees participating in the Plan prior to October 1, 1996 shall continue to participate, subject to the terms hereof.

         Each other Employee shall become a Participant under the Plan effective as of the first day of the month coincident with or next following the later of (i) his Employment Date or (ii) his attainment of age twenty-one (21).

         Notwithstanding the foregoing provisions of this Section 3.1, only "full-time Employees" of the Sponsoring Employer employed at a Cost Center, Segment, or Subsidiary from time to time designated by its board of directors shall be eligible to participate in the Plan. For this purpose, a "full-time Employee" is any Employee employed by the Sponsoring Employer who customarily completes at least one thousand (1,000) Hours of Service per year. An Employee who does not satisfy the requirements of the preceding sentence but who, during the twelve
         (12)-month computation period beginning on his initial Employment Date or on the first day of any Plan Year commencing thereafter, is credited with one thousand (1,000) or more Hours of Service shall be deemed to be a "full-time Employee" for purposes of this Section 3.1.


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         Notwithstanding the foregoing provisions of this Section 3.1, any
         "full-time Employee" (as defined above) who was formerly employed by Vector Research Company, Inc., and who transferred employment to the Sponsoring Employer in connection with the Sponsoring Employer's acquisition of such company, shall become a Participant under the Plan as of August 1, 1996, or as soon as administratively possible thereafter.

3. Article Seven of the Plan shall be amended by adding the following Sections 7.9 and 7.10

         7.9 JOINT AND SURVIVOR ANNUITY. Notwithstanding the foregoing provisions of this Article Seven, this Section shall apply only to the portion of a Participant's Account, if any, derived from funds transferred from the Vector Research Company, Inc. Profit Sharing and/or Pension Plans.

         (a) If distribution of a Participant's vested Account balance commences during his lifetime, the portion of his vested Account (subject to the provisions of this Section 7.9) shall be applied to the purchase of an annuity for the life of the Participant or, if the Participant is married as of his benefit commencement date, applied to the purchase of a "qualified joint and survivor annuity" for the life of the Participant and his spouse. For this purpose, a "qualified joint and survivor annuity" is an immediate annuity for the life of the Participant with a survivor annuity for the life of the spouse which is not less than fifty percent (50%) and not more than one hundred percent (100%) of the amount of the annuity which is payable during the joint lives of the Participant and his spouse.

         (b) The Participant may elect to waive the life annuity or qualified joint and survivor annuity form of benefit at any time during the election period. Such an election must be made in writing in a form acceptable to the Administrator. However, an election to waive the qualified joint and survivor annuity shall not take effect unless (1) the Participant's spouse consents in writing to the election, (2) the election designates a specific alternate Beneficiary, if applicable, including any class of Beneficiaries or any contingent Beneficiaries, which may not be changed without spousal consent (unless the Participant's spouse expressly permits designations by the Participant without any further spousal consent), (3) the spouse's consent acknowledges the effect of the election, and (4) the spouse's consent is witnessed by a Plan representative or a notary public. In addition, a Participant's waiver of a qualified joint and survivor annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Participant's spouse expressly permits designation by the Participant without any further spousal consent). Notwithstanding the foregoing, spousal consent hereunder shall not be required if it is established to the satisfaction of the Administrator that the spouse's consent cannot be obtained because such spouse cannot be located, or because of such other circumstances as may be prescribed in regulations pursuant to Section 417 of the Code.

         (c) Any consent by a spouse obtained under this Section (or establishment that the consent of such spouse cannot be obtained) shall be effective only with respect to such spouse. A consent that permits designations by the Participant without any requirement of further consent by such spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary, and a specific form of benefit where applicable, and that the spouse voluntarily elects to relinquish either or both of such rights. No consent obtained under this provision shall be valid unless the Participant has received notice as provided below. In addition, any

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                  waiver made in accordance with this Section may be revoked at any time prior to the commencement of benefits under the Plan. A Participant is not limited to the number of revocations or elections that may be made hereunder.

         (d)      The "election period" under this Section shall be the ninety
                  (90)-day period prior to the "annuity starting date," which date shall be the first day of the first period in which an amount is payable as an annuity or, if such benefit is not payable as an annuity, the first day on which the Participant may begin to receive a distribution from the Plan.

         (e) The Administrator shall provide to each Participant, not more than ninety (90) days prior to the commencement of benefits, a written explanation of:

                  (1) the terms and conditions of the qualified joint and survivor annuity or life annuity;

                  (2) the Participant's right to waive such applicable annuity and the effect of such waiver;

                  (3) the rights of the Participant's spouse regarding the required consent to an election to waive the qualified joint and survivor annuity; and

                  (4) the right to make, and the effect of, a revocation of an election to waive the applicable annuity.

         (f) Notwithstanding the foregoing, the provisions of this Section shall not apply if the vested balance of the Participant's Account subject to the provisions of this Section does not exceed $3,500.

         7.10 QUALIFIED PRE-RETIREMENT SURVIVOR ANNUITY.

         Notwithstanding the foregoing provisions of this Article Seven, the provisions of this Section shall apply only to the portion of a Participant's Account, if any, derived from funds transferred from the Vector Research Company, Inc. Profit Sharing and/or Pension Plans.

         (a) If a Participant dies before distribution of benefits has commenced and is survived by his spouse, the portion of his vested Account balance subject to the provisions of this
                  Section 7.10 shall be applied to the purchase of an annuity for the life of the Participant's surviving spouse.

         (b) The Participant may elect to waive such survivor annuity death benefit during the period commencing on the first day of the Plan Year in which the Participant attains age thirty-five
                  (35) (or the date he terminates employment, if earlier) and ending on the date of his death. Any such election, however, shall not take effect unless it is accompanied by the written consent of the Participant's spouse, which consent acknowledges the effect of such election and is witnessed by a Plan representative or a notary public. A Participant who will not yet attain age thirty-five (35) as of the end of any current Plan Year may make a special qualified election to waive the qualified pre-retirement survivor annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age thirty-five (35). Such election shall not be valid unless the Participant receives a written explanation of the qualified pre-retirement survivor annuity in such terms as are comparable to the explanation required under Section 7.9(c). Qualified pre-retirement survivor annuity

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                  coverage shall be reinstated automatically as of the first day of the Plan Year in which the Participant attains age thirty-five (35). Any new waiver on or after such date shall be subject to the full requirements of this Section .

                  The election to waive such survivor annuity death benefit must be made in writing in a form acceptable to the Administrator and must include the Participant's designation of a Beneficiary. The designation of a Beneficiary may not be changed unless a new consent is signed by the Participant's spouse.

                  Following the death of the Participant, the Participant's surviving spouse may elect to waive the survivor annuity death benefit. In the event of such an election, hereunder, any death benefit derived from the portion of the Participant's Account, otherwise subject to the provisions of this Section 7.10, shall be paid to the Participant's surviving spouse or other Beneficiary in accordance with the provisions of Section 7.1.

         (c) The Administrator shall furnish to each Participant, subject to the provisions of this Section 7.10, a written explanation of: (1) the terms and conditions of the survivor annuity; (2) the Participant's right to make, and the effect of, an election to waive the survivor annuity, and to revoke such election; and (3) the right of the Participant's spouse to prevent such an election by withholding the necessary consent. Such explanation shall be provided to the Participant within the period beginning on the later of the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending on the last day of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35), or within a reasonable period after the Participant commences participation in the Plan, or after the Participant separates from Service if the Participant has not attained age thirty-five (35) at the time of his separation from Service.

         For purposes of the preceding paragraph, a "reasonable period" shall mean the end of the two (2)-year period beginning one (1) year prior to the date the applicable event occurs, and ending one (1) year after that date. In the case of a Participant who separates from Service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two (2) year period beginning one (1) year prior to separation and ending one (1) year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

         Notwithstanding the foregoing, the provisions of this Section shall not apply if the vested balance of the Participant's Account subject to the provisions of this Section does not exceed $3,500.

4. Section 8.1 of the Plan shall be amended by adding the following paragraph to the conclusion of said Section:

         Notwithstanding the foregoing provisions of this Section 8.1, if the Participant requesting a loan from the Plan is married, and if any portion of the Participant's loan shall consist of amounts transferred from the Vector Research Company, Inc. Profit Sharing and/or Pension Plans, no such loan shall be extended without the written and notarized consent of the Participant's spouse.


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5.       Sections 8.2 and 8.3 of the Plan shall be amended to read in their entirety as follows:

         8.2 HARDSHIP DISTRIBUTIONS. In the case of a financial hardship resulting from a proven immediate and heavy financial need, a Participant may receive a distribution not to exceed the lesser of (i) the vested value of the Participant's Account (without regard to any fail-safe contributions made under Article Ten, any income allocable to his elective deferrals earned after December 31, 1988, and any amounts transferred from the Vector Research Company, Inc. Profit Sharing and/or Pension Plans in connection with the merger of such plan(s)) determined as of the Valuation Date immediately preceding such withdrawal request, or (ii) the amount necessary to satisfy the financial hardship. The amount of any such immediate and heavy financial need may include any amounts necessary to pay Federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. Such distribution shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator. Hardship distributions under this Section shall be deemed to be the result of an immediate and heavy financial need if such distribution is to (a) pay expenses for medical care (as described in Section 213(d) of the Code) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code), or to permit the Participant, the Participant's spouse, or any dependents of the Participant to obtain such medical care, (b) purchase the principal residence of the Participant (excluding mortgage payments), (c) pay tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, Participant's spouse, or any of the Participant's dependents or (d) prevent the eviction of the Participant from his principal residence or foreclosure on the Participant's principal residence. In addition, any hardship distribution hereunder shall only be made provided that the funds for such hardship are not available from other financial resources of the Participant, the Participant's spouse or the Participant's children. Distributions paid pursuant to this Section shall be deemed to be made as of the Valuation Date immediately preceding the hardship distribution, and the Participant's Account shall be reduced accordingly.

         The provisions of this Section (relating to hardship distributions) are intended to comply with Treasury Regulations issued under Section 401(k) of the Code, and shall be so interpreted.

         8.3 WITHDRAWALS AFTER AGE 59-1/2. After attaining age fifty-nine and one-half (59-1/2), a Participant, by giving written notice to the Administrator, may withdraw from the Plan a sum (a) not in excess of the credit balance of his vested Account as of the Valuation Date preceding such notice (without regard to any amounts transferred from the Vector Research Company, Inc. Profit Sharing and/or Pension Plans in connection with the merger of such plan(s)) and (b) not less than such minimum amount as the Administrator may establish from time to time to facilitate administration of the Plan. Any such withdrawals shall be made in accordance with nondiscriminatory and objective standards consistently applied by the Administrator.

6. Except as hereinabove amended, the provisions of the Plan shall continue in full force and effect.



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IN WITNESS WHEREOF, the Employer, by its duly authorized officer, has caused this Amendment to be executed on the 12th day of August , 1996.


                           ANALYSIS & TECHNOLOGY, INC.




                                    By: /s/ David M. Nolf
                                        --------------------------------------
                                        David M. Nolf
                                        Executive Vice President